EXHIBIT 10.5


                                ATRIUM BUILDING

     THIS LEASE AGREEMENT (the "Lease") is made this 9th day of April 1998 between THE ATRIUM BUILDING LLC ("Lessor") and WASATCH INTERACTIVE LEARNING ("Lessor").

                              W I T N E S S E T H:

                                   ARTICLE I

     Section 1.1 Premises. The Lessor hereby leases to Lessee, and Lessee leases from Lessor, upon the term and conditions of this Lease, those premises outlined on a floor plan attached hereto as Exhibit "C" and made a part hereof (the "Premises"), and containing approximately 6,584 rentable square feet ("RSF") and 5,725 useable square feet ("USF") located on the floor, Suite 101 of the building known as the Atrium Building (the "Property") located at 5250 South Commerce Drive, Salt Lake City, UT 54107.

     Lessor and Lessee are aware and acknowledge that the foregoing area contains Lessee's allocated share of the common area of the Property.

     Section 1.2 Term. This Lease shall be for a term of three (3) years and zero (0) months, unless sooner terminated as provided herein, commencing on the 1st day of April 1999 and terminating on the 31st day of March 2002.

                                   ARTICLE II

     Section 2.1 Possession. If Lessor is unable to deliver possession of the Premises by the date specified for the commencement of the term as a result of causes beyond its reasonable control, this Lease shall nevertheless continue in full force and effect but rent shall abate until the Premises are ready for occupancy or until Lessor is able to deliver possession, as the case may be, and Lessor shall have no liability whatsoever on account thereof. Should this commencement date be other than the first day of the term, Lessor and Lessee shall execute, promptly upon Lessees' occupancy, a Declaration of Occupancy which shall be attached hereto and by this reference made a part hereof.

                                  ARTICLE III

     Section 3.1 Base Rental. Lessee agrees to pay Lessor at 6322 South 3000 East, Salt Lake City, Utah 84121 or such other places as the Lessor may from time to time designate an annual rental for the use of the Premises in the amount of $98,760.00 (the "Base Rental"), payable in equal monthly installments $8,230.00 each, the monthly installments of rental to be paid in advance without demand, deduction or offset, on the first day of each and every calendar month during the term hereof (the "Due Date"). Rental payments shall commence on the 1st day of April, 1999, or on the date the Lessee occupies the Premises whichever occurs first. If such commencement day for the payment of rentals occurs on a day other than the first day of a calendar month, Lessee shall pay rent for the fractional calendar month involved on a per diem basis (calculated on the basis of a thirty (30) day month).

     Section 3.2 Late Charge and Interest. Lessee acknowledges that late payment by Lessee to Lessor of rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult and impracticable to fix. Such costs include, without limitation, processing and accounting charges and late charges that may be imposed on Lessor by the terms of any encumbrance and note secured by any encumbrance covering the Premises. Therefore, if any installment or rent due from Lessee is not received by Lessor within five (5) days following the Due Date, Lessee shall pay to Lessor an additional sum of five percent (5%) of the overdue rent as a late charge. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Lessor will incur by reason of late payment by Lessee. Acceptance of any late charge shall not constitute a waiver of Lessee's default with respect to the overdue amount or prevent Lessor from exercising any of the other rights and remedies available to Lessor.

     Rent not paid when due also shall bear interest at the rate of twelve percent (12%) per annum from the Due Date until paid. Any late charges also shall bear interest at the rate set forth above, commencing five (5) days following the Due date.

     Section 3.3 Returned Checks. In the event a check comes back due to insufficient funds, a service charge of $25 will be assessed to the Lessee.

     Section 3.4 Deposit. Lessee, concurrently with the execution of this Lease, has deposited with Lessor the sum of $9,985.84 the receipt being hereby acknowledged, which sum shall be retained by Lessor for the faithful performance of the covenants of this Lease. If at any time Lessee shall be in default in any of the provisions of this Lease, Lessor shall have the right to use the deposit, or so much thereof as may be necessary in payment of any rent in default, or in payment of any damages incurred by Lessor by reason or such default of Lessee, or in payment of any other sum due hereunder, or at Lessor's option, the same may be retained by Lessor in liquidation of part of the damages suffered by Lessor by reason of the default. Lessee shall immediately on demand pay to Lessor a sum equal to the portion of the security deposit expended or applied by Lessor as provided in this Section 3.4 as well as interest at the annual rate of twelve percent (12%) per annum from the date of withdrawal so as to maintain the security deposit in the sum initially deposited with Lessor, and to compensate Lessor for any losses it may incur. If Lessee is not in default at the expiration or termination of this Lease, Lessor shall return the security deposit to Lessee.

                                   ARTICLE IV

     Section 4.1 Rent Escalation. Commencing on each anniversary date of this Lease, Lessee's monthly Base Rental amount shall be increased by five percent (5%) of the monthly rent paid in the preceding lease year.

                                   ARTICLE V

     Section 5.1 Use. Lessee shall use the Premises only as general office and for no other business of purpose, without the prior written consent of Lessor.

     Section 5.2 Building Rules. Attached hereto are the rules and regulations relating to the Premises and the entire Property of which the Premises are a part. Lessor shall have the right, at any time or times hereafter to adopt other or additional rules and regulations, and to rescind or amend all or any of the attached rules and regulations or of amendments to any of the rules and regulations attached. The Lessee shall faithfully observe and strictly comply with and abide by all such rules and regulations from time to time in force and shall cause Lessee employees, guests and invitees to observe and comply with the same.

          (a) Section VIII of Building rules states that, in compliance with the Utah Clean Air Act, it is our policy to have tenants refrain from smoking in the buildings.

          (b) Section IX of Building Rules states that chair mats are required under [ILLEGIBLE].


                                                                          [SEAL]

ATRIUM BUILDING #101
Page 3


     Section 5.3 Use Prohibited. Lessee shall not do or permit anything to be done in or about the Premises nor bring or keep anything therein which shall in any way increase the rate of or affect any fire or other insurance upon the Building or any of its contents or cause a cancellation of any insurance policy covering said Building or contents. Lessee shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, or use or allow the Premises to be used for any immoral, unlawful or objectionable purpose, nor shall Lessee cause, maintain or permit any nuisance in, or about the Premises. No loud speakers or other similar device, system or apparatus which can be heard or experienced outside the Premises shall, without the prior written approval of Lessor, be used in or at the Premises. Lessees shall not commit or suffer to be committed any waste in or upon the Premises. The provision of this Section 5.3 are for the benefit of Lessor only and are not nor shall they be construed to be for the benefit of any tenant or occupant of the Building.

                                   ARTICLE VI

     Section 6.1 Utilities. Lessor agrees to furnish reasonable amounts of heat and air conditioning during generally recognized business hours and during the usual and appropriate season, and to furnish electricity and water in reasonable amounts; but Lessor shall not be liable for any loss or damage caused by or resulting from any variation, interruption or failure of such services due to any cause other than the gross negligence or willful misconduct of Lessor; and no temporary interruption or failure of such services incident to the making of repairs, alterations or improvements or due to accidents or strikes or conditions or events not under Lessor's control shall be deemed as an eviction of Lessee or relieve Lessee from any of Lessee's obligations hereunder.

     Section 6.2 Excess Consumption of Utilities. Lessee must have prior written consent of the Lessor to add any equipment to, or in any other way make use of, the Premises which may cause or result in a larger than normal use of heat, air conditioning, electricity, gas, water, sewer, refuse removal or other services. In the event Lessor consents to the installation of such equipment, or such use, Lessor may assess the estimated additional expense to the Lessee and Lessee shall pay said amount at the same time he pays his monthly rental installment.

     Section 6.3 Janitorial and Other Services. Lessor agrees to supply janitorial service for all interior and exterior common areas. Lessee shall provide janitorial service for the interior portion of the leased unit.

          (a) Janitorial service includes vacuuming and dumping of trash cans.

          (b) Lessee shall be responsible for carpet cleaning, blind cleaning, window cleaning and, when applicable, stripping and waxing of floors.

          (c) Lessor shall be responsible for normal repairs to the basic plumbing, heating, air conditioning and electrical systems.

          (d) Lessee shall be responsible for the purchase, replacement, and installment of all light bulbs within leased premises.

          (e) in the event of negligence or willful destruction by Lessee or Lessee's clients, Lessee shall be responsible for plumbing and electrical repairs, the replacement of carpets, draperies, wall coverings, floor tile, light fixtures and related attachments, and any other hardware items within the Premises.

          (f) Lessee further agrees that any redecorating done during the term of this Lease shall be at the expense of Leasee.

                                   ARTICLE VII

     Section 7.1 Right of Entity. Lessor shall have the right of access to the Premises at all reasonable times for the purposes of, including, without limitation, inspecting, cleaning and repairing the same, or to exhibit the Premises at any time before the expiration of this Lease.

     Section 7.2 Maintenance and Repair. Lessee shall maintain and repair the interior of the Premises in the same condition as delivered to it, ordinary wear and tear excepted. Lessee shall not damage or destroy the Premises. In the event Lessee shall fail to comply with its obligations hereunder, Lessor shall have the right to enter onto the Premises and effect such repair and maintenance and charge the costs thereof to the Lessee together with twelve percent (12%) interest per annum on the costs so expended, said amounts to be considered as additional rent hereunder.

     Section 7.3 Improvements. Lessee hereby accepts the Premises in its present condition without any obligation upon Lessor to make any repairs or restoration thereto except as provided on Addendum "A" attached hereto and made a part hereof. It is further agreed that this Lease is made by the Lessor and accepted by the Lessee under the distinct understanding and agreement that the Lessor shall have the right and privilege to make and build additions to the Building as it may deem wise and advisable without any liability to the Lessee therefor.

          (a) Lessee shall not make any alterations, additions or improvements in or to the Premises without first obtaining the prior written consent of Lessor, Lessee hereby waives all rights to make repairs at the expense of Lessor as provided by any law or statute or ordinance now or hereafter in effect.

          (b) All alterations, additions or improvements to the Premises, installed at the expense of Lessor or Lessee, except movable office furniture. Lessee's trade fixtures and equipment, shelf, unless Lessor selects otherwise in writing, become the property of Lessor upon the installation thereof, and shall be surrendered with the Premises at the expiration or termination of this Lease.

     Section 7.4 Liens. Lessee shall not permit any mechanics', materialmen's or other liens arising out of work performed by Lessee or on Lessee's behalf, to be filed against the Property, the Building, or the Premises, nor against Lessee's leasehold interest in the Premises. Lessor shall have the right at all reasonable times to post and keep posted on the Premises any notices which it deems necessary for protection from such liens. If any such liens are so filed, Lessor may, upon thirty (30) days written notice to Lessee, without waving its rights based on such breach by Lessee and without releasing Lessee from any obligations, pay and satisfy the same and in such event the sums so paid by Lessor, with interest at the rate of twelve percent (12%) per annum from the date of payment, shall be due and payable by Lessee at once without notice or demand.

     Section 7.5 Taxes. Lessee agrees to pay, before delinquency, any and all taxes levied or assessed and which become payable during the term hereof upon Lessee's equipment, furniture, fixtures, and other personal property located in the Premises, including carpeting installed by Lessee even though said carpeting has become a part of the Premises; and any and all taxes or increases therein levied or assessed on Lessor or Lessee by virtue of alterations, additions, or improvements to the Premises made by Lessee. In the event said taxes are charged to or paid or payable to Lessor, Lessee, forthwith upon demand therefor, shall reimburse Lessor for all such taxes paid by Lessor. Any taxes paid by Lessor on behalf of Lessee shall bear interest at the annual rate of twelve percent (12%) per annum from the date of payment by Lessor thereof.

                                   ARTICLE VIII

     Section 5.1 Damages or Destruction. If the Premises or the Building shall be damaged by fire or other casualty, the damage (exclusive of any improvements or other changes made to the Premises and paid for by Lessee) may, at the option of Lessor, be repaired by and all the expense of Lessor to as near condition which existed immediately prior to such damage or destruction as reasonably possible; provided, however, that if as a result of damage by fire or other casualty more than fifty percent (50%) of the net rental area of the Building is rendered untenantable, then and in such event either Lessor or Lessee shall have the right and option (exercised, if at all, by giving written notice to the other party within thirty (30) days of such destruction or casualty) to terminate this Lease as of the date of such casualty. Subject to the foregoing, the Lessor shall commence such repair within sixty (60) days after such casualty and shall complete the same within a reasonable time thereafter, subject to acts of God, strikes and other occurrence not within the control of Lessor. In the event Lessor fails to commence such repair or restoration within such period or shall fail to prosecute such repair and restoration in a timely manner, then Lessee shall have the right and option (exercised, if at all, by giving written notice within fifteen within fifteen (15) days of such failure) to terminate this Lease. In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded tot he Lessee or paid to Lessor as the case may be. During any period in time which the Premises or any portion thereof is rendered untenantable by fire or other casualty, the rent shall abate proportionately to the area rendered untenantable for the period of time during which the condition exists.

     Section 5.2 Eminent Domain. If all or any part of the Premises are taken by any public or quasi-public authority under the power of eminent domain, or conveyed to such authority in lieu of such condemnation, then either party, at its option, shall have the right to terminate this Lease as of the day possession shall be taken by such authority. If, as a result of any such taking, or conveyance in lieu of condemnation, more than fifty percent (50%) of the net rentable area of the Building is rendered untenantable, then the Lessor shall have the right and option (exercised, if at all, by giving written notice within thirty within thirty (30) days of such taking or conveyance) to terminate this Lease as of the date of such taking or conveyance.

     If all or any part of the Building in which the Premises are located shall be taken by any such authority, or conveyed in lieu of condemnation, then Lessor shall have he right and option to terminate this Lease. In the event this Lease is terminated for any of the reasons aforesaid, any rents or other payments shall be prorated as of the effective date of such termination and proportionately refunded to the Lessee or paid to the Lessor as the case may be, and Lessee shall have no claim against Lessor for the value of any unexpired term of the Lease. All damages awarded for such taking under the power of eminent domain, or conveyance in lieu thereof, shall belong to and be the property of Lessor irrespective of the basis upon which they were awarded;
provided, however, that Lessee shall be entitled to receive any damages specifically awarded for his share of moving expenses.


                                   ARTICLE IX

     Section 9.1 Multiple Parties Tenant. If there is or comes to be more than one party that constitutes Tenant hereunder (a) Their obligations shall be joint and several and (b) Any notice required or permitted to be given to Tenant may be given by or to any one of such parties and shall have the same force and effect as if given by or to all on such parties.

     Section 9.2 Assignment. Lessee may not assign, mortgage, pledge, hypothecate, or encumber this Lease or sublet the Premises or any part thereof, nor allow any other person (the agents and servants of Lessee excepted) to occupy or use the Premises, or any part thereof, or any right or privilege appurtenant thereto, without first obtaining Lessor's written consent, provided, however, if Lessor consents to one or more assignments of this Lease or consents to the subletting from time to time of the Premises or parts thereof, the Lessee shall nevertheless remain liable for its performance of this Lease on its part to be performed, including the payment of the rentals and other charges assumed by Lessee hereunder. Lessor shall not withhold consent unreasonably.

     Section 9.3 Subletting. Notwithstanding anything in Section 9.1 above to the contrary, in the event at any time during the term of this Lease, Lessee desires to sublet the Premises, Lessor reserves the prior right and option (a) to require the Lessee to sublet the Premises to a sublessee approved by Lessor at the same rent as Lessee is required to pay to Lessor under this Lease: however should Lessee choose to sublease at a reduced rate, Lessee shall continue to pay to Lessor the full amount due, or (b) to terminate this Lease. Lessee shall notify Lessor in writing not less than sixty (60) days in advance if Lessee proposes to sublet the Premises, designating the terms of the proposed subletting. Lessor shall be allowed thirty (30) days after receipt of Lessee's notice within which to approve the sub-tenant identified in Lessor's notice. In the event lessor approves the sub-tenant identified in Lessee's notice, all of the provisions of Section 9.1 above respecting subletting shall continue to be in full force and effect; and nothing contained in this Section (9.3) shall be construed as a waiver by Lessor of any of its rights under Section 9.1 above.


                                    ARTICLE X

     Section 10.1 Signs. The Lessee shall not place or maintain or permit to be placed or maintained any signs for advertising of any kind whatsoever on the exterior of the Building or on any exterior windows in the Building or elsewhere within the Premises so as to be visible from the exterior of the Building, or on the interior walls, including doorways of the Premises so as to be visible from the public hallways or other public areas of the Building, except such numerals and lettering on doorways as may be approved and permitted by Lessor in writing.

     Section 10.2 Parking. Lessee shall have the right to use (3.5) parking spaces per 1,000 actual square feet. In the event Lessee regularly uses more parking spaces, Lessor shall have the right to charge Lessee for such excess use at the rates specified below. Lessor shall have the sole and exclusive right to designate, and from time to time in its discretion, redesignate the parking space or spaces available for the use of Lessee, its employees, its agents, officers and customers. Such parking facilities shall at all times be under the exclusive control and management of Lessor, and Lessor shall have the right from time to time to establish, modify and enforce rules and regulations with respect to such parking facilities. The parking lot may not be used to store vehicles or to work on vehicles. No vehicle shall be parked in the parking lot for more than eighteen (18) consecutive hours without prior approval from Lessor. The tenant agrees to assume responsibility for compliance by its employees with the parking provisions contained herein. If the Tenant or its employees park in other than such designated parking areas the Landlord may charge the Tenant, as additional rent, Ten Dollars ($10.00) per day for each day or partial day each such vehicle is parked in any part of the parking lot, or in a fire lane or handicapped area. Any vehicles parked in the parking lots in breach of these terms may be towed away at Lessee's expense. Lessee releases, indemnifies and holds harmless Lessor and Lessor's officers, employees and agents from any claims arising from or relating to such towing of vehicles including any consequential damages or loss of the use of the vehicle or other property. The right to tow a vehicle in addition to Lessor's rights under the Lease for default or breach of any of the terms hereof.

     Other than parking, egress and ingress, Lessee has no right to use the common areas and Lessee shall not obstruct the common areas, including the sidewalks, landscaped areas, paved areas, parking lots, or driveways.


                                   ARTICLE XI

     Section 11.1 Breach or Default. Lessee shall have breached this Lease and shall be considered in default hereunder if (a) Lessee files a petition in bankruptcy or insolvency or for reorganization under any bankruptcy act, or makes an assignment for the benefit of creditors; (b) involuntary proceedings are instituted against Lessee under any bankruptcy act; (c) Lessee assigns this Lease for the benefit of creditors; (d) Lessee fails to pay any rent when due and does not make the delinquent payments within five (5) days after receipt of notice thereof from Lessor; or (e) Lessee fails to perform or comply with any of the covenants or conditions of this Lease and such failure continues for a period of thirty (30) days after receipt of notice thereof from Lessor.

         Section 11.2 Effect of Breach or Default. In the event of a breach of this Lease as set forth in Section 11.1 above, the rights of Lessor shall be as follows:

               (a) Lessor shall have the right to cancel and terminate this Lease, as well as all of the right, title, and interest of Lessee hereunder, by giving to Lessee not less than ten (10) days notice of the cancellation and termination. On expiration of the time fixed in the notice, this Lease and the right, title and interest of Lessee shall terminate in the same manner and with the same force and effect, except as to Lessee's liability, as of the date fixed in the notice of cancellation and termination were the end of the term herein originally determined.

               (b)  Lessor may elect,  but shall not be  obligated,  to make any payment required by Lessee herein or comply with any agreement, term, or condition required hereby to be performed by Lessee, and Lessor shall have the right to enter the Premises for the purpose of correcting or remedying such default and to remain until the default has been corrected, or remedied, but any expenditure for the correction by Lessor shall not be deemed to waive or release Lessee's default or Lessor's right to take any action as may be otherwise permissible hereunder or under the law in the case of any default.

               (c) Lessor may re-enter the Premises immediately and remove the property and personnel of Lessee, and store the property in a public warehouse or at a place selected by Lessor, at the expense of lessee. After re-entry, Lessor may terminate this Lease on giving ten within ten (10) days written notice of termination to Lessee. Without such notice, re-entry will not terminate this Lease. On termination, Lessor may recover from Lessee all damages resulting from the breach, including the cost of recovering the Premises and the worth of the balance of this Lease over the reasonable rental value of the Premises for the remainder of the Lease term, which such sum shall be immediately due Lessor from Lessee.

     After re-entry, Lessor may relet the Premises or any part thereof for any term without terminating this Lease, at the rent and on the terms as Lessor may choose. Lessor may make alterations and repairs to the Premises. The duties and liabilities of the parties if the Premises are relet as provided herein shall be as follows:

               (I) In addition to Lessor's liability to Lessor for Breach of the Lease, Lessee shall be liable for all expenses of the reletting, for the alterations and repairs made, and for the difference between the rent received by Lessor under the new lease agreement and the rent installments that are due for the same period under this Lease.

               (II) Lessor shall have the right to apply the rent received from reletting the Premises (a) to reduce Lessee's indebtedness to Lessor under this Lease, not including indebtedness for rent; (b) to expenses of the reletting and alterations and repairs made; (c) to rent due under this Lease; or (d) to payment of future rent under this Lease as it becomes due.

     If the new lessee does not pay a rent installment promptly to Lessor, and the rent installment has been credited in advance of payment to the indebtedness of Lessor as provided herein, and during any rent installment period, are less than the rent payable for the corresponding installment period under this Lease, Lessee shall pay Lessor the deficiency, separately for each rent installment deficiency period and before the end of that period. Lessor may at any time after a reletting terminate the Lease for the breach on which Lessor had based the re-entry and subsequently relet the Premises.

               (d) After re-entry, Lessor may procure the appointment of a receiver to take possession and collect rents and profits of Lessee, and, if necessary, to collect the rents and profits, the receiver may take possession of the personal property used in the business of Lessee, including inventory, trade fixtures and furnishing, and use them without compensating Lessee. Proceedings for appointment of a receiver by Lessor shall not terminate and forfeit this Lease unless the Lessor has given written notice of termination to Lessee as provided herein.

               (e) In addition to the remedies provided in this Section 11.2, the Lessor shall have all remedies now or hereafter provided by law for the enforcement of the provisions of this Lease and Lessor's rights hereunder.

         Section 11.3 Abandonment. Lessee shall not vacate or abandon the Premises at any time during the term hereof, and if Lessee shall abandon, vacate or surrender the Premises, or be dispossessed by process of law, or otherwise, any personal property belonging to Lessee and left on the Premises shall be deemed to be abandoned, at the option of Lessor, except such property as may be mortgaged to Lessor. However, Lessee reserves the right to vacate the premises at any time and continue to pay monthly rental obligation.

         Section 11.4 Lessor's Lien. As security for the payment and performance by the Lessee of all terms, covenants and conditions on the part of the Lessee to be paid or performed hereunder, the Lessee hereby grants to the Lessor a security interest in all furniture, equipment, fixtures, furnishings and other personal property of the Lessee now or hereafter situated in the Premises. During any time that the Lessee is in default under the Lease, the Lessee shall not have the right to remove from the Premises any such furniture, equipment, fixtures, furnishings, or other personal property. In the event of any default hereunder by the Lessee, the Lessor shall have all rights and remedies of a secured party under the Utah Uniform Commercial Code, as now in force or as hereafter amended. Such security interest of the Lessor shall be in addition to any statutory lien or other security interest now or hereafter existing.


                                   ARTICLE XII

     Section 12.1 Subordination.

               (a) This Lease, at Lessor's option, shall be subordinate to any ground lease, mortgage, deed of trust, or any other hypothecation for security now or hereafter placed upon the Property and to any and all advances made on the security thereof and to all renewals, modifications, consolidations, replacements and extensions thereof. If Lessor or any mortgagee, trustee, or ground lessor shall elect to have this Lease prior to the lien of a mortgage, deed of trust or ground lease, and shall give written notice thereof to Lessee, this Lease shall be deemed prior to any such mortgage, deed of trust or ground lease on the date of recording thereof.

               (b) Lessee agrees to execute any documents required to effectuate such subordination or to make this Lease prior to the lien of any mortgage, deed of trust or ground lease, as the case may be (including, without limitation, a Subordination, Non-Disturbance and Attornment Agreement in the standard form used by Lessor's lender), and failing to do so within ten (10) days after written demand, does hereby make, constitute, and irrevocably appoint Lessor as Lessee's attorney in fact and in Lessee's name, place and stead, to do so. Upon Lessee's written request to Lessor, Lessor shall request that it's tender issue to Lessee a non-disturbance agreement on such lender's standard form; provided, however, the failure of such lender to issue such a non-disturbance agreement shall in no way affect Lessee's obligations under this Lease, including this Section 12.1

     Section 12.1 Mortgagee Protection.

          (a) If, in connection with obtaining financing for the Property or any portion thereof, Lessor's lender shall request reasonable modifications to this Lease as a condition to such financing, Lessee shall not unreasonably withhold, delay or defer its consent to such modifications, provided such modifications do not materially adversely affect Lessee's rights or increases Lessee's obligations under this Lease.

          (b) Lessee agrees to give to any trust, deed or mortgage holder ("Holder"), by prepaid certified mail, return receipt requested, at the same time as it is given to Lessor, a copy of any notice of default given to Lessor, provided that prior to such Lessee has been notified, in writing, (by way of notice of assignment of rents and losses, or otherwise) of the address of such Holder. Lessee further agrees that if Lessor shall have failed to cure such default within the time period provided for in this Lease, then the Holder shall have an additional thirty (30) days after expiration of such period, or after receipt of such notice from Lessee (if such notice to the Holder is required by this section), whichever is last to occur, within which to cure such default or if such default cannot be cured within that time, then such additional time as may be necessary to cure such default (including but not limited to commencement of foreclosure proceedings, if necessary, to effect such cure), in which event this lease shall not be terminated.

                                  ARTICLE XIII

     Section 13.1 Indemnification. Lessee agrees to indemnify and save the Lessor harmless from expenses, actions, costs of actions (including attorneys' fees), for injury (including death), to any person or persons which may occur in, or about the Premises. Lessee agrees to pay all sums of money in respect of any labor, services, materials, suppliers or equipment furnished or alleged to have been furnished to Lessee in or about the Premises which may be secured by any mechanic's materialmen's or other lien against the Premises or the Lessee's interest therein and will cause each such lien to be discharged, if filed, provided that Lessee may contest such lien upon delivery to Lessor of cash or marketable securities having a face amount not less than one and one-half (1 1/2) times the face amount of any such lien. If such lien is reduced to final judgment, then and in such event lessee shall forthwith pay and discharge said judgment.

     Section 13.2 Assumption of Risk. The Lessee assumes all risk of damage of Lessee's property within the Premises which may be caused by water leakage, fire, windstorm, explosion, falling plaster or other cause, or by the act or omission of any other tenant in the Building, unless caused by Lessor's negligence.

                                  ARTICLE XIV

     Section 14.1 Notices. Any notice given to Lessor shall be in writing and forwarded to the Lessor at Lessor's office by registered or certified mail. Any notices given to the Lessee shall be in writing and forwarded to the Lessee at the Premises by registered or certified mail. Either Party may designate another place for service or notices by written direction served on the other party by registered or certified mail. Any such notice shall be deemed to have been resolved four (4) days after its mailing.

LESSOR:                               LESSEE:

     Beckstrand & Associates                Wasatch Interactive Learning
     6322 South 3000 East, Suite 120        5250 South Commence Drive, Suite 101
     Salt Lake City, UT  84121              Salt Lake City, UT  84107

                                   ARTICLE XV

     Section 15.1 [OMITTED]

                                  ARTICLE XVI

     Section 16.1 Notice of Surrender. At least ninety (90) days before the last day of the term hereof, Lessee shall give to Lessor a written notice of intention to surrender the Premises on that date, but nothing contained herein shall be construed as an extension of the term hereof or as consent of Lessor to any holding over by Lessee.

     Section 16.2 Surrender at End of Term. Upon the expiration of the term hereof or sooner termination of this Lease, Lessee agrees to surrender and yield possession of the Premises to the Lessor peacefully and in good order and condition, subject only to ordinary wear and reasonable use thereof, and subject to such damage, destruction or condition as Lessee is not required to restore or remedy under other terms and provisions of this Lease. Lessee shall promptly surrender all keys for the Premises to Lessor at the place then fixed for payment of rent and shall inform Lessor of combinations on any locks and sales on the Premises. Any property left in the Premises after the expiration or termination of this Lease shall be deemed to have been abandoned by Lessee and the property of Lessor to dispose of as Lessor deems expedient. Lessee agrees that, if Lessee does not surrender to Lessor, at the expiration of the term of this Lease or upon any termination thereof, then Lessee will pay to Lessor all damages that Lessor may suffer on account of Lessee's failure to surrender possession to Lessor, and will indemnify and save Lessor harmless from and against all claims made by any succeeding lessee of the Premises against Lessor on account of such delay.

     Section 16.3 Surrender of premises. The voluntary or other surrender of this Lease by Lessee or a mutual cancellation thereof shall not work a merger, and, at the option of Lessor, shall terminate all or any existing subleases or subtenancies, or at the option of Lessor, may operate as an assignment to Lessor of any or all such subleases or sub tenancies.

     Section 16.4 Holding Over. In the event Lessee, with Lessor's consent, remains in possession of the Premises after the expiration of this Lease and without the execution of a new lease, such tenancy shall be deemed to be from month to month, subject to all the conditions, provisions and obligations of this Lease, at a rental equal to the last rental paid under this Lease, plus annual increases as more particularly set forth in ARTICLE IV of this Lease.

     Section 16.5 Quiet Enjoyment. The Lessor covenants and agrees with Lessee that upon Lessee paying said rent and other charges and performing all of the covenants and provisions aforesaid on Lessee's part to be observed and performed, the Lessee shall any may peaceably and quietly have, held and enjoy the Premises in accordance with this Lease.

     Section 16.6 Light and Air. Lessee covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Lessor) shall entitle Lessee to any reduction of rent hereunder, result in any liability of Lessor to Lessee, or in any other way affect this Lease.

                                  ARTICLE XVII

     Section 17.1 Insurance. Lessee agrees to keep in force during the term hereof, at Lessee's expense, public liability insurance with limits in the amount of $1,000,000 for inquiries to or death of persons occurring on or about the Premises and property damage insurance with limits of $200,000. Said policy shall name Lessor as an additional insured, and shall insure Lessor against liability as a respects acts, or omissions of Lessee; shall be issued by an insurance company licensed to do business in the State of Utah; and shall provide that said insurance shall not be cancelled unless ten (10) days prior written notice to Lessor is first given. Insurance required hereunder shall be in companies holding a "General Policyholders Rating" of at least B plus, or such other rating as may be required by a lender having a lien on the Premises, as set forth in the most current issue of "Best's Insurance Guide."

     Said policy or a certificate thereof shall be delivered to Lessee upon commencement of the term and upon such renewal of such insurance.

     Section 17.2 Subrogation. As long as their respective insurers so permit, Lessor and Lessee hereby mutually waive their respective rights of recovery against each other for any loss insured by fire, extended coverage and other property insurance policies existing for the benefit of the respective parties. Each party shall obtain any special endorsements, if required by their insurer to evidence compliance with the aforementioned waiver.

                                 ARTICLE XVIII

     Section 18.1 Obedience to Laws. Lessee shall, at Lessee's sole costs and expense, promptly comply with all statutes, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force, pertaining to the Premises. Lessee shall not use or permit anything to be done in or about the Premises which will in any way conflict with any states, ordinances, rules, orders, regulations and/or requirements of all county, municipal, state, federal, and other applicable governmental authorities now in force, or which may hereinafter be in force.

     Section 18.2 Governing Law. This Lease shall be construed and governed by the laws of the State of Utah. Should any provision of this Lease be illegal or not enforceable under such laws, it or they shall be considered severable and this Lease and its conditions shall remain in force and be binding upon the parties as though the said provisions had never been included.

     Section 18.3 Waiver of liability. Lessor shall not be liable to Lessee, or those claiming through or under Lessee, for injury, death or property damage occurring in, on or about the Building and appurtenances thereto, and Lessee shall indemnify Lessor and hold it harmless from any claim arising out of any injury, death or property damage occurring in, on or about the Premises to Lessee or any employee, customer or invitees of Lessee.

     Section 18.4 Time. Time is of the essence of this Lease and each and all of its provisions.

     Section 18.5 Attorneys' Fees. If either Lessor or Lessee shall obtain legal counsel or bring an action against the other by reason of the breach of any covenant, warranty or condition hereof, or otherwise arising out of this Lease the unsuccessful party shall pay to the prevailing party reasonable attorneys' fees, which shall be payable whether or not any action is prosecuted to judgment. The term "prevailing party" shall include, without limitation, a party who obtains legal counsel or brings an action against the other by reason of the other's breach or default and obtains substantially the relief sought, whether by compromise, settlement or judgment.

     Section 18.6 Waiver. No waiver of any condition or covenant of this Lease or Lessor shall be deemed to imply or constitute a further waiver by lessor of any other condition of this Lease. The rights and remedies created by this Lease are cumulative and the use of one remedy shall not be taken to exclude or waive the right to the use of another.

     Section 18.7 Severability. If any provision of this Lease or the application thereof to any person or circumstance shall be invalid or to any extent, the remainder of this Lease and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted by law.

     Section 18.8 Addenda. Clauses, additional conditions, plats and riders, if any, signed by Lessor and Lessee and endorsed on or affixed to the Lease are a part hereof, and in the event of variation or discrepancy the duplicate original hereof, including such clauses, additional conditions, plats and riders, if any, held by Lessor shall control.

     Section 18.9 Entire Agreement. This Lease constitutes the entire agreement between Lessor and Lessee and no representations, express or implied, either written or oral, not herein set forth shall be binding upon and inure to the benefit of Lessor or Lessee. This Lease shall not be modified by an oral agreement, either express or implied, and all modifications shall be in writing and signed by both Lessor and Lessee. No surrender of the Premises, or of the remainder of the term of this Lease shall be valid unless accepted by Lessor in writing.

     Section 18.10 No Waiver. Failure of Lessor to insist, in any one or more instances, upon strict performance of any term, covenant or condition of this Lease, or to exercise in any option herein contained, shall not be construed as a waiver or relinquishment for the future of such term, covenant, condition or option, but the same shall continue and remain in full force and effect. The receipt by Lessor of rents with knowledge of a breach in any of the terms, covenants or conditions of this Lease to be kept or performed by Lessee shall not be deemed a waiver of such breach and Lessor shall not be deemed to have waived any provisions of this Lease unless expressed in writing and signed by Lessor.

     Section 18.11 Heirs and Assigns. This Lease an all provisions, covenants and conditions thereof shall be binding upon and inure to the benefit to the heirs, legal representatives, successors and assigns of the parties hereto, except that no person, firm, corporation or court officer holding under or through Lessee in violation of any of the terms, provisions or conditions of this Lease shall have any right, interest or equity in or to this Lease, the terms of this Lease or the Premises covered by this Lease.

     Section 18.12 Sale of Lessor. In the event of a sale or conveyance by Lessor of the Building, the same shall operate to release Lessor from any future liability upon any of the covenants or conditions, express or implied, herein contained in favor of Lessee, and in such event Lessee agrees to look solely to the responsibility of the successor in interest of Lessor in and to this Lease. If any security be given by Lessee to secure the faithful performance of all or any of the covenants of this Lease on the part of Lessee, Lessor may transfer and/or deliver the security, as such, to the successor in interest of Lessor, and thereupon Lessor shall be discharged from any further liability inference thereto. Except as set forth in this Section 18.12 this Lease shall not be affected by any such sale or conveyance provided new buyer agrees in writing to assume all of the obligations of Lessor hereunder.

     Section 18.13 Estoppel Certificates. At any time and from time to time, upon not less than ten (10) days prior to request by Lessor, Lessee shall execute, acknowledge and deliver to lessor a statement certifying the date of commencement of this Lease, stating without limitation that (a) this Lease is unmodified and in full force and effect (or if there have been modifications, that this lease is in fully force and effect as modified and the date and nature of such modifications); (b) the dates to which the rent has been paid; (c) Lessee has no claims against Lessor; (d) neither Lessor nor Lessee is in default under this Lease; and (e) setting forth such other matters as may reasonably be requested by Lessor. Lessor and Lessee intend that by such statement delivered pursuant to this Section 18.13 may be relied upon any mortgagee or the beneficiary of any Deed of Trust or by any purchaser as prospective purchaser of the Building.

     Section 18.14 Defined Terms: Headings. The words "Lessor" and "Lessee" as used herein shall include the plural as well as the singular. Words used in masculine gender include the feminine and neuter. If there be more than one Lessee, the obligation hereunder implied upon Lessee shall be joint and several. The headings to the paragraphs of this Lease are not a part of this Lease and shall have no effect upon the construction or interpretation of any part hereof.

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LESSOR:                                 LESSEE:

THE ATRIUM BUILDING L.L.C.              WASATCH INTERACTIVE LEARNING

By and through it Manager The Atrium
Building Management Corporation


By /s/ JEFF PECK                        By /s/ BARBARA MORRIS
   ----------------------------            ----------------------------
   Jeff Peck                               Barbara Morris
        Its: Vice President                    Its:  President



                              BY:
                                   ----------------------------

                                   ADDENDUM A


TENANT IMPROVEMENTS:

Lessor shall build a common area corridor to down size Lessee by 2,107 rentable square feet. A the end of the corridor shall be one wall ("wall") that will secure the Lessee's Premises from the corridor. Lessor shall install an exit door with a panic bar (in the event of an emergency) in said wall. Lessor shall finish the interior of the wall around the new door to match Lessee's other interior walls. Changes to electrical, heating/cooling, overhead lights, light switches, carpet repair, and the like because of said wall will be the responsibility of Lessor.

SIGNAGE:

Lessor shall install Suite 101 on Lessee's new exit door. Lessee shall be responsible for all other costs associated with additional signs as a result of their down sizing. All signage shall be pre-approved with Lessor, and shall comply with Building standard signage.

EARLY TERMINATION:

At any time during this Lease, the Lessee may terminate this Lease provided that the Lessee has given Lessor 12 months prior written notice of its intentions to terminate the Lease with no further rental payments or obligations under the lease, provided Lessee is in compliance with all the terms and conditions of the Lease.

AGENCY DISCLOSURE:

Lessor and Lessee warrant and represent that they have had no dealing with any outside real estate broker or agent, and know of no one who is entitled to a commission in connection to any potential Lease between Lessor and Lessee.

                              ATRIUM BUILDING RULES

I.   RENT

     A.   Rent is due on the first (1st) day of the month.

     B. Rent shall be paid to Beckstrand and Associates at 6322 South 3000 East, Salt Lake City, UT 84121.

     C. Checks returned due to insufficient funds will be assessed a $25 Service fee.

II.  PROPERTY MANAGEMENT

     A. The Atrium Building is owned by The Atrium Building L.L.C. and managed by Beckstrand and Associates.

     B. Beckstrand & Associates is the Property Management Company. Should you have any maintenance questions or concerns, please call Stan Davis at 733-3560 (Digital pager *267-2054), or give the information to whomever answers the phone and the message will be relayed.

III. SIGNS

     A. Standard signs must be used on all office doors and entrances. Beckstrand and Associates will order signs and bill the tenant for the purchase price.

     B. All signs are the property of Beckstrand and Associates and are not to be removed without the express approval of Beckstrand and Associates.

IV.  PARKING

     A. In order to leave the most convenient space for customer's parking we ask that tenants and their employees do not park directly in front of the building.

     B. Please refrain from parking in the spaces reserved for the handicapped. Unauthorized vehicles parked in the spaces will be towed away at the owner's expense.

     C. Vehicle should not be left in the parking lot overnight. Any vehicle left overnight without prior consent will be towed away at the owner's expense.

     D. Any vehicle parked on the premises for the purpose of setting that vehicle will be towed away at the owner's expense.

     E. The storage, repairs, or cleaning of vehicles will not be permitted on the premises.

V.   SECURITY

     A. There is a "No Soliciting" sign posted on the building. We would appreciate being notified if there is any soliciting on the premises.

     B. All buildings are equipped with fire extinguishers. Please fasmiliarize yourself with the location of them.

     C. When you leave at the end of the day please make sure that all windows are closed and that all doors are locked.

     D. Please make sure you turn off your coffee makers and misc. equipement each night to prevent fire. We stongly recommend that all coffee makers be equipped with an automatic shutoff.

     E. The distribution or posting of handbills on the premises is expressively prohibited. We would appreciate being notified if handbills are distributed or posted.

VII. TRASH DISPOSAL

     A. Lessee may utilize available dumpsters for office waste only. Packing skids, boxes, or garbage from home are not to be placed in or around dumpsters. It is the sole responsibility of the Lessee to dispose of excessive trash and packaging material somewhere else.

VIII. SMOKING

     A. Due to the Utah Clean Air Act, it has become our policy to have tenants refrain from smoking in the buildings.

IX.  MISCELLANEOUS

     A.   Chair mats are required under all rolling chairs.

X.   KEYS

A. Tenant will be given two sets of keys. Additional keys are the responsibility of the tenant. You must contact Beckstrand & Assoc. before rekeying any locks. Rekeying of locks will be at the expense of the Lessee. Any rekeying of locks must be on Beckstrand & Assoc. master system.

B. A keyloss lock system is activated at the Main Entrance from 7:30 p.m. to 6:30 a.m., Monday - Friday and 3:00 p.m. to 7:00 a.m. on Saturday. Each tenant is responsible for releasing entry codes and/or access cards only to their employees in the event they need off-hours entry. The codecards may be changed periodically for security purposes. If so, affected tenants will be notified.

XI.  INVOICING

A. Beckstrand and Associates does not invoice for monthly rents. Lessee is responsible for keeping track of annual increases. As we audit files, we will notify you as a courtesy, but we are not obligated to do so.

TENANT:  Wasatch Interactive Learning  Term:                Twenty-Five (25) Months
Monthly Rent Summary per Lease         From/to:             Feb 1, 2000 - Feb 28, 2002
ATRIUM BUILDING                        Annual [ILLEGIBLE]:  5.0%
Building:    5250 S. Commerce Dr.      Variable SP:         1,931
Suite:           170                   Renewable SP:        2,317
                                       Load [ILLEGIBLE]:    19.99%
                                       Security Dep:        50.00
                                       [ILLEGIBLE]:         50.00


================================================================================

**RENTAL PAYMENT DUE ON THE FIRST OF THE MONTH**
Note Rent for February will be pro-rated based upon occupancy date.


                  2000              2001             2002              2003             2004
                  ----              ----             ----              ----             ----

JAN                              $3,041.06        $3,193.11
FEB            $2,896.25         $3,041.06        $3,199.11
MAR            $2,896.25         $3,041.06
APR            $3,041.06         $3,193.11
MAY            $3,041.06         $3,193.11
JUN            $3,041.06         $3,193.11
JUL            $3,041.06         $3,193.11
AUG            $3,041.06         $3,193.11
SEP            $3,041.06         $3,193.11
OCT            $3,041.06         $3,193.11
NOV            $3,041.06         $3,193.11
DEC            $3,041.06         $3,193.11

               33,162.04         37,861.17         6,386.22              0.00               0.00

NUMBER OF MONTHS:                                     25.00
TOTAL RENT PER TERM OF LEASE                     $77,409.43

================================================================================

ADDITIONAL NOTES:
----------------

Janitorial:              Lessee
Utilities:               Lessor
Pass thru:               N/A          Taxes:                 Landlord
% Complex:               5.18%        Total Complex:         44,772
Tenant Improvements:                  $2.00 per square ft. allowance


Past due:             5 days
Late fee:             5%
Interest:             12%
[ILLEGIBLE]:          $25


                                Total SF                    Cost
                                  2317                     Per SF

RENT/Mo.                         2,896.25                   15.00
T.L.O # Mo.*                       210.41                    1.09
Other/Mo.                            0.00                    0.00
                               ----------               ---------

Net Rents:                      $2,685.84                  $13.91

* Estimated Cost of Tenant Improvements

T.I.                             4,654.00
                           --------------
                                $4,654.00

Interest Rate:                     12.00%

                     ARTIUM BUILDING INVESTMENT CORPORATION
                       FIRST AMENDMENT TO LEASE AGREEMENT


     THIS AGREEMENT MADE and entered into this 9th day of February, 2000, by and between Atrium Building Investment Corporation ("Lessor") and Wasatch Interactive Learning ("Lessee").

                                    RECITALS:

     A. Beckstrand & Associates, as Lessor and Lessee previously entered into a Lease Agreement dated April 17, 1999, for the premises located at 5250 South Commerce Drive, Suite 101 consisting of approximately 6,584 rentable square feet ("the Lease").

     B. Lessor is the present owner of the building in which the leased premises are located.

     C. LESSOR AND LESSEE desire to amend the said Lease as set forth hereinafter:

NOW, THEREFORE, in consideration of their mutual promises and covenants, the parties agree as follows:

     1. Expansion. Commencing on February 1, 2000 or upon occupancy, whichever shall occur first (the "commencement date"), Lessee shall expand its facilities into Suite 170 consisting of approximately 2,317 rentable square feet and 1,931 useable square feet, as outlined on Exhibit "A" (the "new space").

     2. Term. Lessee shall be entitled to occupy the new space for a term of Two
(2) years and One (1) month, commencing on the commencement date and terminating on the 28th day of February, 2002.

     3. Base Rent. Upon the commencement date, Lessee shall pay Lessor $2,896.25 per month for the new space. Should commencement occur on any date other than the first day of the month, rent shall be prorated.

     4. Escalation. Rent shall escalate by Five percent (5%) effective each April during the Term of this Amendment.

     5. Tenant Improvements. Lessor shall provide Lessee with a $2.00 per rentable square foot allowance ($4,634.00) for tenant improvements within the space.

     6. Provisions of Lease. During the term of the Lease, all terms and conditions of the Lease shall apply except as modified by the First Amendment to Lease.

IN WITTNESS WHEREOF, the parties have executed this First Amendment to Lease Agreement as of the day and year first above written.

LESSOR:                                          LESSEE:
ATRIUM BUILDING INVESTMENT CORPORATION           WASATCHINTERACTIVE EARNING


By                                               By
  ------------------------------------             -----------------------------
         Jeff Peck

Its:  Vice President                             Its:  President


6322 South 3000 East, Salt Lake City, UT 84121 o (801) 733-3560
o Fax: (801) 733-3599